                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      HAVERTY FURNITURE COMPANIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1995


TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the "Company"), will be held at 11:00 A.M., on Friday, April 28, 1995, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

         1. To elect thirteen directors for terms of one year and until their successors are elected and qualified, four of whom shall be elected by holders of Common Stock and nine of whom shall be elected by holders of Class A Common Stock.

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 50,000,000 and to increase the number of authorized shares of Class A Common Stock from 5,000,000 to 15,000,000 as set forth in the Proxy Statement.

         3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 10, 1995, are entitled to notice of, and to vote at, the meeting.

         Your attention is directed to the attached Proxy Statement.

                                        By order of the Board of Directors


                                        Christine M. Jones
                                        Vice President and Secretary

Atlanta, Georgia
March 22, 1995


PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                       HAVERTY FURNITURE COMPANIES, INC.
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 28, 1995

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------


                            SOLICITATION OF PROXIES

         The enclosed proxy is solicited by the Board of Directors of Haverty Furniture Companies, Inc., in connection with the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. All shares represented by duly furnished proxies will be voted in accordance with the instructions given therein.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal. All costs of this solicitation will be borne by the Company.

         Only stockholders of record at the close of business on March 10, 1995, are entitled to notice of, and to vote at, the meeting. The Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, this Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about March 22, 1995.

                           OUTSTANDING CAPITAL STOCK

         As of the close of business on March 10, 1995, there were outstanding and entitled to vote at the 1995 Annual Meeting of Stockholders 8,442,684 shares of the Company's $1.00 par value Common Stock and 3,058,951 shares of the Company's $1.00 par value Class A Common Stock, the Company's only outstanding classes of voting securities.

         With respect to all stockholder matters, holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, holders of Class A Common Stock are entitled to one vote for each share held; on all other matters, holders of Class A Common Stock are entitled to ten votes for each share held.

         The holders of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The holders of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and holders of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election. The Common Stock carries a dividend preference over the Class A Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Class A Common Stock as of March 10, 1995. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                                         Class A
                                                                  Common Stock         Common Stock
                                                                  Beneficially         Beneficially
                                                                    Owned and           Owned and
 Name and Address of                                                 Percent             Percent
   Beneficial Owner                                                 of Class             of Class
- ----------------------------------------------------------------------------------------------------
 Rawson Haverty                                                         *                776,727 (a)
    866 West Peachtree Street, N.W.                                                       25.39%
    Atlanta, Georgia  30308

 Frank S. McGaughey, Jr.                                                *                204,255
    3180 Lemons Ridge                                                                      6.68%
    Atlanta, Georgia  30339

 Clarence H. Ridley                                                     *                245,405 (b)
    191 Peachtree Street                                                                   8.02%
    Atlanta, Georgia  30303

 John Rhodes Haverty, M.D.                                              *                240,011
    3359 Woodhaven Road, N.W.                                                              7.88%
    Atlanta, Georgia  30305

 Mrs. Betty Haverty Smith                                               *                255,589 (c)
    158 West Wesley Road, N.W.                                                             8.36%
    Atlanta, Georgia  30305

 Bank South, N.A.                                                       *                253,822 (d)
    P. O. Box 4387                                                                         8.30%
    Atlanta, Georgia  30302

 Gardner Lewis Asset Management                                     724,937 (e)              *
    285 Wilmington-West Chester Pike                                  8.59%
    Chadds Ford, Pennsylvania  19317

__________________________

         *       Less than 5% of outstanding shares of class.
__________________________

         (a) Of this amount, Mr. Haverty has sole voting and investment power with respect to 411,623 shares, sole investment power with respect to 4,662 shares, shared voting and investment power with respect to 218,767 shares, and shared voting power with respect to 141,675 shares.

         (b) Of this amount, Mr. Ridley has sole voting and investment power with respect to 182,926 shares, shared voting and investment power with respect to 1,327 shares, and sole voting power with respect to 61,152 shares. This amount includes unexercised options to purchase 6,000 shares.

         (c) Of this amount, Mrs. Smith has sole voting and investment power with respect to 248,229 shares and shared voting and investment power with respect to 7,360 shares. This amount excludes 57,332 shares held by Mrs. Smith's spouse, Alex W. Smith, currently a director of the Company, who will retire on April 28, 1995.

         (d) Of this amount, Bank South, N.A., in various fiduciary capacities, has sole voting power with respect to 6,637 shares, sole investment power with respect to 143,650 shares, and shared voting and investment power with respect to 105,510 shares. Of the total number shown, 251,847 shares are also included in the total shown for Rawson Haverty and 300 shares are also included in the total shown for Lynn H. Johnston. See "Election of Directors."

         (e) Gardner Lewis Asset Management is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Gardner Lewis Asset Management has sole voting power with respect to 563,137 shares, shared voting power with respect to 28,050 shares, and sole investment power with respect to 724,937 shares.


         The following information is provided with respect to the number of shares of the Company's Common Stock and Class A Common Stock beneficially owned as of March 10, 1995, by (i) two executive officers who are not directors and are named in the Summary Compensation Table, (ii) two directors who are not standing for re-election, and (iii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.


                                                                                          Class A
                                                               Common Stock             Common Stock
                                                               Beneficially             Beneficially
                                                                 Owned and               Owned and
 Name or Number of                                                Percent                 Percent
 Persons in Group                                                of Class                 of Class
- ----------------------------------------------------------------------------------------------------
 Dennis L. Fink                                                 38,365 (a)                   --
                                                                  .45%

 M. Tony Wilkerson                                              28,450 (b)                7,477 (c)
                                                                  .34%                     .24%

 Frank S. McGaughey, Jr.                                       107,489 (d)              204,255
                                                                 1.27%                    6.68%

 Alex W. Smith                                                  44,199 (e)               64,692 (f)
                                                                  .52%                    2.11%

 26 Executive Officers and Directors as a Group              1,008,805 (g)            1,873,430 (h)
                                                                11.95%                   61.24%

__________________________

         (a) This amount includes unexercised options to purchase 11,491 shares.

         (b) This amount includes unexercised options to purchase 27,491 shares.

         (c) Mr. Wilkerson has sole voting and investment power with respect to 7,357 shares and shared voting and investment power with respect to 120 shares.

         (d) Of this amount, Mr. McGaughey has sole voting and investment power with respect to 92,303 shares and shared voting and investment power with respect to 15,186 shares. This amount includes unexercised options to purchase 28,000 shares.

         (e) Of this amount, Mr. Smith has sole voting and investment power with respect to 27,000 shares and shared voting and investment power with respect to 17,199 shares. This amount includes unexercised options to purchase 21,000 shares.

         (f) Of this amount, Mr. Smith has sole voting and investment power with respect to 57,332 shares and shared voting and investment power with respect to 7,360 shares. This amount includes unexercised options to purchase 6,000 shares.


         (g) Of this amount, the persons included in this group have sole voting and investment power with respect to 628,725 shares, shared voting and investment power with respect to 214,514 shares, sole investment power with respect to 750 shares, and shared voting power with respect to 164,816 shares. This amount includes unexercised options to purchase 392,616 shares.


         (h) Of this amount, the persons included in this group have sole voting and investment power with respect to 1,379,513 shares, shared voting and investment power with respect to 286,428 shares, sole investment power with respect to 4,662 shares, sole voting power with respect to 61,152 shares, and shared voting power with respect to 141,675 shares. This amount includes unexercised options to purchase 37,500 shares.

                                AGENDA ITEM ONE

                             ELECTION OF DIRECTORS

         The Board of Directors is presently comprised of fourteen members.
All directors of the Company are to be elected annually, with stockholders of each of the two classes of common stock voting separately by class as provided in the Articles of Incorporation. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

         The Board of Directors has nominated thirteen persons for election as directors at the 1995 Annual Meeting of Stockholders, four of whom will be elected by the holders of Common Stock and nine of whom will be elected by the holders of Class A Common Stock.

         Frank S. McGaughey, Jr., who retired as the Company's President and Chief Executive Officer on March 31, 1994, is retiring as a Director of the Company effective with the expiration of his term at the 1995 Annual Meeting, having served on the Board of Directors since April 1961. Alex W. Smith, who has served as a Director of the Company since April 1967, is also retiring from his position as a Director of the Company effective with the expiration of his term at the 1995 Annual Meeting. The Board of Directors has nominated Frank S. McGaughey, III, son of Frank S. McGaughey, Jr., and a partner of the law firm of Powell, Goldstein, Frazer & Murphy, to stand for election as a Director of the Company at the 1995 Annual Meeting.

         Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the thirteen nominees named below. The affirmative vote of a majority of all votes cast at the meeting by the holders of Class A Common Stock is required for the election of the nine nominees standing for election by the holders of that class. The affirmative vote of a majority of all votes cast at the meeting by the holders of Common Stock is required for the election of the four nominees standing for election by the holders of that class.

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK

         The names of, and certain information relating to, the nine nominees to be elected by the holders of Class A Common Stock are as follows:

                                                                                         Security Ownership
                                                                                            as of 3-10-95
                                                                                        and Percent of Class*
                                                                                  ----------------------------------
                                                                                                         Class A
           Name and Year              Age                                            Common              Common
     First Became a Director       (3-10-95)        Principal Occupation              Stock               Stock
- --------------------------------------------------------------------------------------------------------------------
 Rawson Haverty (a)                   74       Chairman of the Board of              209,739 (b)         776,727 (c)
       1947                                    Company since 1984; President           2.48%              25.39%
                                               (1955-1984) and Chief
                                               Executive Officer (1955-1990)
                                               of Company

                                                                                         Security Ownership
                                                                                            as of 3-10-95
                                                                                        and Percent of Class*
                                                                                  ----------------------------------
                                                                                                         Class A
           Name and Year              Age                                            Common              Common
     First Became a Director       (3-10-95)        Principal Occupation              Stock               Stock
- --------------------------------------------------------------------------------------------------------------------
 John Rhodes Haverty, M.D.(d)          68      Retired (Former Dean,                 19,146 (e)         241,011
       1974                                    College of Health Sciences,             .23%               7.88%
                                               Georgia State University)
                                               (1968-1991)

 Clarence H. Ridley (f)                52      Partner of King & Spalding,           20,005 (g)         245,405 (h)
       1979                                    Attorneys, since 1977                   .24%               8.02%

 Fred J. Bates                         59      Regional Manager and General          33,607              39,823
       1981                                    Manager of Company's Dallas,            .40%               1.31%
                                               Texas, operations since 1979

 John E. Slater, Jr.                   60      President and Chief Executive         56,383 (i)          15,960 (j)
       1983                                    Officer of Company since                .67%                .52%
                                               April 1, 1994; Executive Vice
                                               President (1993-1994) and
                                               Chief Operating Officer
                                               (1992-1994); Senior Vice
                                               President (1987-1993);
                                               General Manager, Stores
                                               (1990-1992)

 Lynn H. Johnston (k)                  63      Chairman of the Board of ING          153,441 (m)          9,300 (n)
       1986                                    America Life Corporation                1.82%               .30%
                                               (formerly the GeorgiaUS
                                               Corporation, re-named in
                                               1993) since 1983; Deputy
                                               Chairman and President of
                                               Nationale-Nederlanden North
                                               America Corporation (1989-
                                               1992); Chairman of the Board
                                               of Life Insurance Company of
                                               Georgia (1983-1994) (l)

 Clarence H. Smith (o)                 44      Vice President, Operations            25,112 (p)          40,896 (q)
       1989                                    and Development, of Company             .30%               1.34%
                                               since 1994; Vice President
                                               (1984-1994); Regional Manager
                                               and General Manager of
                                               Company's Atlanta, Georgia,
                                               operations (1986-1994)

                                                                                         Security Ownership
                                                                                            as of 3-10-95
                                                                                        and Percent of Class*
                                                                                  ----------------------------------
                                                                                                         Class A
           Name and Year              Age                                            Common              Common
     First Became a Director       (3-10-95)        Principal Occupation              Stock               Stock
- --------------------------------------------------------------------------------------------------------------------
 Rawson Haverty, Jr. (r)               38      Vice President, Real Estate           20,388 (s)          73,912 (t)
       1992                                    and Insurance Divisions of              .24%               2.42%
                                               Company since 1992; Assistant
                                               Vice President (1987-1992);
                                               Assistant Secretary (1985-
                                               1993)

 Frank S. McGaughey, III (u)           46      Partner of Powell, Goldstein,         14,391 (v)             --
                                               Frazer & Murphy, Attorneys,             .17%
                                               since 1980

__________________________

         * Unless otherwise indicated, the amounts shown in the columns represent the number of shares over which the nominee has sole voting and investment power and include, where applicable, shares subject to unexercised options.
__________________________

         (a) Rawson Haverty is first cousin of Frank S. McGaughey, Jr., and brother in-law of Alex W. Smith, both of whom will retire from the Company's Board of Directors on April 28, 1995. Mr. Haverty is also first cousin of John Rhodes Haverty, M.D., father of Rawson Haverty, Jr., and uncle of Clarence H. Ridley and Clarence H. Smith.

         (b) Of this amount, Mr. Haverty has sole voting and investment power with respect to 93,506 shares, sole investment power with respect to 750 shares, shared voting and investment power with respect to 81,808 shares, and shared voting power with respect to 33,675 shares. This amount includes unexercised options to purchase 38,875 shares.

         (c) Of this amount, Mr. Haverty has sole voting and investment power with respect to 411,623 shares, sole investment power with respect to 4,662 shares, shared voting and investment power with respect to 218,767 shares, and shared voting power with respect to 141,675 shares.

         (d) John Rhodes Haverty, M.D., is first cousin of Rawson Haverty and Frank S. McGaughey, Jr. (who will retire as a director of the Company on April 28, 1995).

         (e) This amount includes unexercised options to purchase 7,500 shares.

         (f) Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

         (g) Of this amount, Mr. Ridley has sole voting and investment power with respect to 18,678 shares and shared voting and investment power with respect to 1,327 shares. This amount includes unexercised options to purchase 7,500 shares.

         (h) Of this amount, Mr. Ridley has sole voting and investment power with respect to 182,926 shares, shared voting and investment power with respect to 1,327 shares, and sole voting power with respect to 61,152 shares. This amount includes unexercised options to purchase 6,000 shares.

         (i) Of this amount, Mr. Slater has sole voting and investment power with respect to 17,437 shares, and shared voting and investment power with respect to 38,946 shares. This amount includes unexercised options to purchase 17,287 shares.

         (j) Of this amount, Mr. Slater has sole voting and investment power with respect to 150 shares and shared voting and investment power with respect to 15,810 shares.

         (k)     Mr. Johnston is a director of Bank South Corporation.

         (l) ING America Life Corporation (a subsidiary of Internationale Nederlanden Group) is the holding company for Life Insurance Company of Georgia, Southland Life Insurance Company and Security Life of Denver. Internationale Nederlanden Group is an international diversified financial services company based in The Hague, the Netherlands, with banking and insurance operations in 47 countries.


         (m) Of this amount, Mr. Johnston has sole voting and investment power with respect to 22,300 shares and shared voting power with respect to 131,141 shares. This amount includes unexercised options to purchase 21,000 shares.


         (n) This amount includes unexercised options to purchase 6,000 shares.

         (o) Clarence H. Smith is the nephew of Rawson Haverty, first cousin of Clarence H. Ridley and Rawson Haverty, Jr., and son of Alex W. Smith (who will retire as a director of the Company on April 28, 1995).

         (p) Of this amount, Mr. Smith has sole voting and investment power with respect to 24,962 shares and shared voting and investment power with respect to 150 shares. This amount includes unexercised options to purchase 9,000 shares.

         (q) Of this amount, Mr. Smith has sole voting and investment power with respect to 40,171 shares and shared voting and investment power with respect to 725 shares.

         (r) Rawson Haverty, Jr., is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

         (s) This amount includes unexercised options to purchase 15,000 shares.

         (t) Of this amount, Mr. Haverty has sole voting and investment power with respect to 73,437 shares and shared voting and investment power with respect to 475 shares.

         (u) Frank S. McGaughey, III, is the son of Frank S. McGaughey, Jr., who will retire as a director of the Company on April 28, 1995.

         (v) Mr. McGaughey shares voting and investment power with respect to these shares.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK

         The names of, and certain information relating to, the four nominees to be elected by the holders of Common Stock are as follows:

                                                                                        Security Ownership
                                                                                          as of 3-10-95
                                                                                      and Percent of Class*
                                                                                  --------------------------------
                                                                                                       Class A
           Name and Year              Age                                            Common            Common
     First Became a Director       (3-10-95)        Principal Occupation             Stock              Stock
- ------------------------------------------------------------------------------------------------------------------
 Dr. Kenneth Black, Jr. (a)            70      Regents' Professor Emeritus,          16,897 (b)         3,397 (c)
       1975                                    Georgia State University                .20%              .11%
                                               since 1992; Regents'
                                               Professor of Insurance,
                                               Georgia State University
                                               (1959-1992); C.V. Starr Chair
                                               of International Insurance
                                               (1984-1992)

 William A. Parker, Jr. (d)            67      Chairman of the Board of              28,500 (e)         6,000 (f)
       1987                                    Seminole Investment Company,            .34%              .20%
                                               L.L.C., since 1994; Chairman
                                               of the Board of Cherokee
                                               Investment Co. (1978-1994)

 Robert R. Woodson (g)                 62      Chairman of the Board of              28,500 (h)         9,000 (i)
       1987                                    John H. Harland Company since           .34%              .29%
                                               1992, President since 1984,
                                               and Chief Executive Officer
                                               since 1990; Chief Operating
                                               Officer (1984-1990)

 L. Phillip Humann (j)                 49      President, SunTrust Banks,            14,500 (k)            --
       1992                                    Inc., since 1991; Senior                .17%
                                               Executive Vice President,
                                               Banking (1990-1991);
                                               Executive Vice President
                                               (1989-1990)

__________________________

         * Unless otherwise indicated, the amounts shown in the columns represent the number of shares over which the nominee has sole voting and investment power and include, where applicable, shares subject to unexercised options.
__________________________

         (a) Dr. Black is a director of USLIFE Corporation, Alexander and Alexander Services, Inc., and Scudder Variable Life Investment Fund.

         (b) This amount includes unexercised options to purchase 16,500 shares.

         (c) This amount includes unexercised options to purchase 3,000 shares.

         (d) Mr. Parker is a director of Genuine Parts Co., The Southern Company, Georgia Power Company, ING America Life Corporation and Post Properties, Inc.

         (e) This amount includes unexercised options to purchase 21,000 shares.

         (f) This amount represents unexercised options to purchase 6,000 shares.

         (g) Mr. Woodson is a director of NationsBank of Georgia, N.A., and Allied Holdings, Inc.

         (h) This amount includes unexercised options to purchase 21,000 shares.

         (i) This amount represents unexercised options to purchase 6,000 shares.

         (j) Mr. Humann is a director of SunTrust Banks, Inc., Coca-Cola Enterprises, Inc., and Equifax, Inc.

         (k) This amount includes unexercised options to purchase 12,000 shares.

BOARD COMMITTEES AND ATTENDANCE

         The Company has a standing Audit Committee composed of Dr. Kenneth Black, Jr., Chairman, William A. Parker, Jr., and L. Phillip Humann. The Audit Committee, which held two meetings during fiscal 1994, performs the following functions: recommends independent certified public accountants to be engaged as auditors of the Company; approves the fees of the Company's auditors; reviews with the independent auditors the plan and results of the auditing engagement; reviews the scope and results of the Company's procedures for internal auditing; and reviews the adequacy of the Company's system of internal accounting controls.

         The Executive Committee is composed of Rawson Haverty, Chairman, John
E. Slater, Jr., Frank S. McGaughey, Jr., Alex W. Smith and Clarence H. Ridley. The Executive Committee held five meetings during fiscal 1994.

         The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel. See "Report of Executive Committee on Executive Compensation."

         The Company has a Stock Option Committee, composed of non-employee directors appointed by the Board, which serves to administer the Company's qualified and non-qualified stock option plans and the employee stock purchase plan. Present members of the Stock Option Committee are John Rhodes Haverty, M.D., Chairman, William A. Parker, Jr., and Robert R. Woodson. The Stock Option Committee held three meetings during fiscal 1994.

         The Company has a standing Employee Benefits Committee composed of Lynn H. Johnston, Chairman, John Rhodes Haverty, M.D., and Robert R. Woodson. The Employee Benefits Committee serves as Administrator for all formal employee benefit plans of the Company and also oversees and gives guidance for all other employee benefit programs and policies of the Company. The Employee Benefits Committee held no formal meetings during fiscal 1994.

         The Company has no standing nominating or other standing committee performing similar functions.

         The Board of Directors held a total of four meetings during fiscal 1994. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1994, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1994, 1993 and 1992. With respect to compensation paid on behalf of the Company's Chief Executive Officer for the fiscal year ended December 31, 1994, the table below includes compensation paid to Frank S. McGaughey, Jr., who retired as Chief Executive Officer on March 31, 1994, and to John E. Slater, Jr., his successor, who served as Chief Executive Officer for the remainder of fiscal year 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                                                   Compensation
                                      -----------------------------------------------------------
                                                  Annual Compensation                 Awards
                                      -----------------------------------------------------------
                                                                       Other        Securities          All
                                                                       Annual       Underlying         Other
          Name and                       Salary         Bonus       Compensation      Options      Compensation
     Principal Position        Year       ($)            ($)            ($)             (#)           ($)(a)
- ----------------------------------------------------------------------------------------------------------------
 John E. Slater, Jr.           1994     $166,875     $250,000 (b)    $   --            20,000      $  3,030
  President and Chief          1993      130,000      170,000            --            22,500         2,998
  Executive Officer            1992      114,375      120,000            --            18,000         2,909
  (since 4/1/94)

 Frank S. McGaughey, Jr.       1994       64,053       75,000            --            28,000       144,487 (c)
  former President and         1993      160,000      210,000            --            30,000         2,998
  Chief Executive Officer      1992      145,375      150,000            --            22,500         2,909
  (retired 3/31/94)

 Dennis L. Fink  (d)           1994      129,792      100,000            --            30,000         3,080
  Senior Vice President        1993      125,000       55,000            --            30,000           -
  and Chief Financial          1992          -            -              --               -             -
  Officer

 M. Tony Wilkerson             1994      123,333      100,000            --            20,000         3,151
  Senior Vice President,       1993       84,792       50,000            --            12,000         2,396
  Marketing                    1992       78,333       35,000            --             9,000         2,059

 Rawson Haverty                1994       75,000      100,000 (e)        --            25,000       139,147 (f)
  Chairman of the Board        1993       75,000      150,000 (e)        --            13,875       133,048 (f)
  of Directors                 1992       62,917       75,000 (e)        --            22,500       146,153 (f)

 Clarence H. Smith             1994      100,000       75,000            --            17,000         2,963
  Vice President,              1993       90,000       50,750            --             9,000         2,667
  Operations and               1992       80,000       43,500            --             7,500         2,592
  Development

_______________________________

         (a) With the exception of Frank S. McGaughey, Jr., and Rawson Haverty, the amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company's 401(k) Plan.

         (b) Of this amount, $50,000 was awarded for services performed as Chief Operating Officer during first quarter 1994 and $200,000 was awarded for services performed as Chief Executive Officer for the remainder of fiscal year 1994.

         (c) Of this amount, $33,394 represents a cash payment by the Company authorized by the Executive Committee on January 17, 1994, to be paid to Frank S. McGaughey, Jr., on the date of his retirement, March 31, 1994, equal to the amount of unrealized profits on 16,697 incentive stock options surrendered by him for cancellation on that date. This amount also includes an aggregate of $108,129 paid to Mr. McGaughey for the period April 1 through December 31 of fiscal year 1994 under the Company's Retirement Plan and Supplemental Executive Retirement Plan following his retirement from the Company.
                 The remaining $2,964 represents the Company's contribution pursuant to the 401(k) Plan.

         (d)     Dennis L. Fink was employed by the Company effective January
                 1, 1993.

         (e) Under an Agreement between the Company and Rawson Haverty, the Executive Committee did not defer any portion of the bonus earned by Mr. Haverty for fiscal year 1992. Under such Agreement, the Executive Committee deferred one-third of the bonuses earned by Mr. Haverty for fiscal years 1993 and 1994, or $50,000 and $33,333, respectively. Mr. Haverty did not draw any amount of deferred compensation during 1994.

         (f) For each of the fiscal years shown, the amounts include the Company's contribution pursuant to the 401(k) Plan and the total amount of retirement benefits paid to Mr. Haverty under the Company's Retirement Plan and Supplemental Executive Retirement Plan, as follows: for fiscal year 1994, $2,500 and $136,647, respectively; for 1993, $2,998 and $130,050, respectively; and for 1992, $2,909 and $143,244, respectively.

STOCK OPTION PLANS

         The following table provides certain information concerning individual grants of stock options under the Company's 1988 Incentive Stock Option Plan and 1993 Non-Qualified Stock Option Plan made during the fiscal year ended December 31, 1994, to each of the Named Executive Officers:

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Alternative
                                                                                                 Grant Date
                                                     Individual Grants                           Value (a)
- -------------------------------------------------------------------------------------------------------------
                                                   % of Total                                    Grant Date
                                  Number of          Options                                   Present Value
                                  Securities       Granted to                                  (Using Black-
                                  Underlying        Employees      Exercise or                Scholes Option
                                   Options          in Fiscal       Base Price    Expiration   Pricing Model)
 Name                            Granted (#)          Year        ($ Per Share)      Date           ($)
- -------------------------------------------------------------------------------------------------------------
 John E. Slater, Jr.                20,000             5.7%          $17.125         1-4-99       $ 14,400

 Frank S. McGaughey,                25,000             7.1%           17.125         1-4-99         83,000
  Jr. (b)                            3,000 (c)         0.9%           12.25        10-31-99          7,530

 Dennis L. Fink                     20,000             5.7%           17.125         1-4-99        145,400
                                    10,000             2.8%           14.125         5-6-99         62,600

 M. Tony Wilkerson                  10,000             2.8%           17.125         1-4-99         72,700
                                    10,000             2.8%           12.00        10-14-99         52,300

 Rawson Haverty                     25,000             7.1%           17.125         1-4-99        181,750

 Clarence H. Smith                   7,000             2.0%           17.125         1-4-99         50,890
                                    10,000             2.8%           12.00        10-14-99         52,300



 Assumptions Used for              Grant One     Grant One*       Grant Two      Grant Three      Grant Four
 Black-Scholes Model                  (d)            (e)             (f)             (g)             (h)
- ------------------------------------------------------------------------------------------------------------
 Grant Date:                        1/4/94         1/4/94          5/6/94         10/14/94         10/31/94

 Risk-Free Rate (i):                 5.25%          3.47%           7.06%           7.62%           6.22%

 Exercise Price:                    $17.125        $17.125         $14.125         $12.00           $12.25

 Share Price on Grant Date:         $17.125        $17.125         $14.125         $12.00           $12.25

 Volatility (j):                     0.48           0.48            0.49            0.49             0.49

 Term (Years):                         5              1               5               5               1

 Dividend Yield:                     1.60%          1.60%           1.90%           2.30%           2.20%

 Black-Scholes Option Value:         $7.27          $3.32           $6.26           $5.23           $2.51

_________________________

         (a) The dollar amounts under this column are the result of calculations based upon the Black-Scholes pricing model and are not intended to forecast possible future appreciation of the market value of the Company's Common Stock.

         (b) Due to Mr. McGaughey's retirement and limited exercisability of options granted in fiscal year 1994, the Black -Scholes calculations reflect a one-year option term. See footnotes
                 (e) and (h).

         (c) This option was granted to Mr. McGaughey as a non-employee director, after his retirement as President and Chief Executive Officer, along with automatic grants made to all other non-employee directors under the terms of the 1993 Non-Qualified Stock Option Plan. See footnote (h).

         (d) Grant One, made on January 4, 1994, included all Named Executive Officers.

         (e) Grant One*, reflects the option granted to Mr. McGaughey on January 4, 1994. Due to his retirement on 4/28/95 and required option exercise by 7/28/95, the option term and risk-free rate for the Black-Scholes model have been modified to reflect a one-year term.

         (f)     Grant Two was made on May 6, 1994, to Dennis L. Fink.

         (g) Grant Three was made on October 14, 1994, to M. Tony Wilkerson and Clarence H. Smith.

         (h) Grant Four was made on October 31, 1994, to Frank S. McGaughey, Jr. The Black-Scholes calculation reflects a one-year option term to coincide with Mr. McGaughey's pending retirement and the correspondingly reduced exercise period. See footnotes (c) and (e).

         (i) Based on US Stripped Treasury Securities with similar maturities to the option terms.

         (j) Based on 21 consecutive quarter-end stock prices and dividends paid prior to each grant date.
_________________________

         OPTION GRANTS IN LAST FISCAL YEAR NOT IMMEDIATELY EXERCISABLE

         The terms of the 1988 Incentive Stock Option Plan and the 1993 Non-Qualified Stock Option Plan generally provide that options granted are immediately exercisable and are exercisable for a period of five years from the date of grant. However, Internal Revenue Code provisions limit the dollar amount of incentive stock options which may be first exercisable in any given calendar year to $100,000. Due to this limitation, as well as exercise restrictions placed on certain incentive stock options granted in fiscal year 1994, the following portions of the incentive stock options granted in 1994 to the Named Executive Officers were not immediately exercisable, and the schedules for first exercise of those specific portions that were not immediately exercisable are as follows:

                                Options Granted in 1994 Not Immediately Exercisable
                              -------------------------------------------------------
                                                             Number      Date When
                                 Date         Exercise         of         Options
                                  of           Price       Incentive       First
 Name                            Grant     ($ Per Share)    Options     Exercisable
- -------------------------------------------------------------------------------------
 John E. Slater, Jr.              1/4/94      $17.125            725        1/1/95
                                  1/4/94       17.125          5,839        1/1/96
                                  1/4/94       17.125          5,839        1/1/97
                                  1/4/94       17.125          5,839        1/1/98
                                  1/4/94       17.125          1,758        1/1/99

 Frank S. McGaughey, Jr.              --       --                -0-            --

 Dennis L. Fink                   1/4/94       17.125          1,914        1/1/96
                                  1/4/94       17.125          5,839        1/1/97
                                  1/4/94       17.125          5,839        1/1/98
                                  1/4/94       17.125          5,408        1/1/99

 M. Tony Wilkerson                1/4/94       17.125          4,000       7/15/95
                                  1/4/94       17.125          3,000       7/15/96
                                  1/4/94       17.125          3,000       7/15/97
                                10/14/94       12.00           2,625       7/15/95
                                10/14/94       12.00           4,052       7/15/96
                                10/14/94       12.00           3,323       7/15/97

 Rawson Haverty                       --       --                -0-            --

 Clarence H. Smith                1/4/94       17.125          2,800       7/15/95
                                  1/4/94       17.125          2,100       7/15/96
                                  1/4/94       17.125          2,100       7/15/97
                                10/14/94       12.00           4,337       7/15/95
                                10/14/94       12.00           5,336       7/15/96
                                10/14/94       12.00             327       7/15/97

         The following table provides certain information concerning each exercise of stock options under the Company's 1986 and 1988 Incentive Stock Option Plans and 1986 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1994, by each of the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under such Plans:


                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR END OPTION VALUES

                        Options Exercised in 1994                     All Outstanding Options
                       ----------------------------------------------------------------------------------------

                                                        Number of Securities
                            Shares        Value        Underlying Unexercised       Value of Unexercised In-
                         Acquired on    Realized         Options at Fiscal        the-Money Options at Fiscal
 Name                    Exercise (#)   ($) (a)             Year End (#)               Year End ($) (b)
- ---------------------------------------------------------------------------------------------------------------
                                                     Exercisable   Unexercisable  Exercisable    Unexercisable
                                                     -----------   -------------  -----------    -------------
 John E. Slater, Jr.        -0-       $   -0-           15,563         26,937       $   -0-         $    -0-

 Frank S. McGaughey,     13,303           -0-           28,000            -0-           -0-              -0-
 Jr.

 Dennis L. Fink             -0-           -0-           27,756         32,244         3,125              -0-

 M. Tony Wilkerson       12,750        65,750           27,000         20,000        88,750              -0-

 Rawson Haverty             -0-           -0-           37,651          1,224           -0-              -0-

 Clarence H. Smith          -0-           -0-            9,000         27,000           -0-              -0-

______________________

         (a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at exercise date and the exercise price of the options.

         (b) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

RETIREMENT PLAN

         The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan"). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan's actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

         The Retirement Plan provides for the payment of fixed monthly benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service and final average earnings. "Final average earnings" means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

         The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 1995. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years. Earnings used to calculate benefits under the Retirement Plan may not exceed $150,000 for 1994. Annual benefits under the Retirement Plan may not exceed $118,800 for 1994, regardless of the benefit amount otherwise produced by the Retirement Plan formula. Both of these amounts are subject to future adjustments for cost of living increases. Annual benefits in the table below do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

                                                                Years of Service
             1994                 ----------------------------------------------------------------------------
         Compensation                15               20               25               30          35 or More
         ------------             --------         --------         --------         --------       ----------
          $  50,000               $  5,557         $  7,409         $  9,261         $ 11,114        $ 12,966
            100,000                 13,058           17,410           21,763           26,115          30,468
            150,000                 20,558           27,411           34,264           41,117          47,970
            200,000                 28,059           37,412           46,765           56,119          65,472
            250,000                 35,560           47,413           59,267           71,120          82,974
            300,000                 43,061           57,415           71,768           86,122         100,475
            350,000                 50,562           67,416           84,270          101,123         117,977
            400,000                 58,063           77,417           96,771          116,125         135,479
            450,000                 65,563           87,418          109,272          131,127         152,981
            500,000                 73,064           97,419          121,774          146,128         170,483
            550,000                 80,565          107,420          134,275          161,130         187,985

         The years of service accrued to the Named Executive Officers are as follows:

                         Employee                                 Years of Service Accrued as of 12/31/94
                         --------                                 ---------------------------------------
                 John E. Slater, Jr.                                                 38
                 Dennis L. Fink                                                       2
                 M. Tony Wilkerson                                                   18
                 Rawson Haverty                                                      53
                 Clarence H. Smith                                                   21
                 Frank S. McGaughey, Jr.                          Retired 3/31/94 with 47 Years of Service

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In February 1984, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the "Supplemental Plan"), effective January 1, 1983, for the benefit of Rawson Haverty (retired, but continues to be employed by the Company on a consulting basis) and four other retired executive officers and directors, including Frank S. McGaughey, Jr., who retired from the Company on March 31, 1994. Under the terms of the Supplemental Plan, a covered executive is eligible to receive a benefit, beginning at actual retirement on or after his 65th birthday, based on final average earnings (including salary and bonus) defined to be the highest average total earnings for any five consecutive calendar years during the ten calendar years immediately preceding retirement. The maximum benefit provided is equal to 55% of final average earnings, as defined above, less (i) the amount payable under the Company's Retirement Plan and (ii) the Primary Insurance Amount payable from Social Security. Reduced benefits are payable upon retirement prior to age 65.

         The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the Supplemental Plan in specified years of service and compensation classes. The amounts shown below will be reduced by (i) the amount payable from the Retirement Plan and (ii) the participant's Primary Insurance Amount payable from Social Security.

                           1994                                        Years of Service
                       Compensation                                       15 or More
                       ------------                                    ----------------
                       $  50,000                                          $  25,003
                         100,000                                             50,005
                         150,000                                             75,008
                         200,000                                            100,011
                         250,000                                            125,014
                         300,000                                            150,016
                         350,000                                            175,019
                         400,000                                            200,022
                         450,000                                            225,025
                         500,000                                            250,027
                         550,000                                            275,030

COMPENSATION OF DIRECTORS

         Each employee director earns an annual retainer fee of $3,000 for his services. Each non-employee director earns an annual retainer fee of $13,000 and a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

         Pursuant to an automatic grant provision under the Company's 1993 Non-Qualified Stock Option Plan, the plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 3,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. On October 31, 1994, options were granted to the then nine non-employee directors of the Company covering an aggregate of 27,000 shares of Common Stock at a per share exercise price of $12.25. Such options were granted to Dr. Kenneth Black, Jr., John Rhodes Haverty, M.D., L. Phillip Humann, Lynn H. Johnston, William A. Parker, Jr., Clarence H. Ridley, Alex W. Smith, Robert R. Woodson and Frank S. McGaughey, Jr., who retired from the Company on March 31, 1994.

         The Company has a Directors' Deferred Compensation Plan that permits directors to defer fees for services as directors and members of committees of the Board of Directors. Amounts so deferred plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan) may be distributed to a director in one lump sum or in no more than ten equal annual installments on any date or dates elected by the director.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 1994, the Executive Committee was comprised of five members:
Rawson Haverty, Chairman of the Board; John E. Slater, Jr., who assumed the position of President and Chief Executive Officer on April 1,1994; Frank S. McGaughey, Jr., who retired from the Company on March 31, 1994, and who will retire as a director on April 28, 1995; Alex W. Smith, who will retire as a director on April 28, 1995; and Clarence H. Ridley.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Executive Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

         REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

         The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer, subject to approval by the full Board. The Executive Committee is composed of Rawson Haverty, Chairman of the Board; John E. Slater, Jr., President and Chief Executive Officer; Frank S. McGaughey, Jr., former President and Chief Executive Officer (retired); Alex W. Smith; and Clarence H. Ridley.

         Compensation of store and regional managers consists of a base salary, which is related to the size of the profit center managed, plus a bonus based on a pre-set formula related to annual profits produced by such profit center. Compensation of other officers, including executive officers and department heads (approximately 25 persons including the five most highly compensated officers), consists of a base salary, which is related to the duties and responsibilities of the position, plus a bonus related to the profits of the Company and assessment of individual contribution. Bonuses are determined subjectively by the Executive Committee, subject to approval by the full Board of Directors.

         Determination of executive and key-person bonuses is made only after all store and regional manager bonuses have been computed and deducted from pre-tax earnings. From the remaining profit before taxes, a pool is created for payment of executive and key-person bonuses. Total bonuses earned and paid for fiscal year 1994 to 73 managers and other individuals amounted to $2,543,000. Of this amount, 27.5% was paid to the six executive officers holding the five most highly compensated positions during fiscal year 1994. During fiscal year 1994, the position of President and Chief Executive Officer was held by Frank S. McGaughey, Jr., until his retirement on March 31, 1994, at which time John E. Slater, Jr., was elected by the Board of Directors of the Company to that position.

         The Chief Executive Officer's compensation, as well as that of the other executive officers, is comprised of a base salary which is directly related to the responsibilities of the position and a bonus which is related primarily to the Company's performance. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of those executive officers holding the positions of Chief Executive Officer, Chief Financial Officer, Senior Vice President of Marketing, Vice President of Operations and Development, and Vice President of the Real Estate and Insurance Divisions, with the Chairman of the Board serving in an advisory capacity; however, the Chief Executive Officer bears final responsibility for such management decisions. Thus, the executive officers serving as the Management Committee, together with the Chairman of the Board, participate more heavily in the division of bonus awards. For fiscal year 1994, these executive officers, together with the Chairman of the Board, received 30.5% of the total bonus awards.

         Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its competitive position and likely prospects based on the specific actions of management. When profits (on which bonuses were computed) for the recession year of 1991 decreased 55.3% from the prior year, the bonus of the Chief Executive Officer decreased 16.7%, as compared to a decrease in overall bonuses of 22.1%. These bonus decreases were less than the 1991 earnings decrease in recognition of competitive compensation paid in the industry and the subjective assessment that significant positive strategic marketing changes had been successfully implemented by management.
In 1992, corporate profits (on which bonuses were computed) increased 105.5%, yet the bonus of the Chief Executive Officer increased only 20%, as compared to an overall average increase in bonuses of only 12.1%. These lower bonus increases were determined in light of the lower bonus reductions in 1991. In 1993, corporate profits (on which bonuses were computed) increased 86.8% from the prior year; while the bonus of the Chief Executive Officer increased a more modest 40%, and overall average bonuses increased 35.3%.

         In 1994, corporate profits (on which bonuses were computed) increased 20.4% from the prior year, and actual net income of the Company increased 29.0%. The aggregate amount of $275,000 in bonus awarded and paid to Frank S. McGaughey, Jr., and John E. Slater, Jr. ($75,000 and $200,000, respectively) for their services during fiscal year 1994 as Chief Executive Officer increased 31% compared to the $210,000 bonus paid to Mr. McGaughey as Chief Executive Officer in fiscal year 1993, and as compared to an overall average increase in bonuses of 27.1%. An additional $50,000 bonus paid to John E. Slater, Jr., for fiscal year 1994 was awarded to Mr. Slater for his services as Chief Operating Officer during the first quarter of fiscal year 1994. Overall bonuses increased somewhat more in 1994 than did earnings as the Executive Committee believed the transition in leadership under the new Chief Executive Officer was carried out in an excellent manner and in light of competitive compensation levels.

         Based upon a review of available information on public companies reporting comparable amounts of annual gross revenues, the Executive Committee believes that the cash compensation (salary and bonus) paid to the Chief Executive Officer of the Company is moderate, as compared to the compensation of the chief executive officers of other such companies.

         The Company has been in business for 110 years. Throughout its long history it has maintained employee compensation programs designed to encourage its employees to become owners of the business in which they are employed. Stock options for store managers, officers, and other key employees are awarded in the discretion of the Stock Option Committee of the Board of Directors, which is comprised of non-employee directors. A non-qualified stock option plan is in place for non-employee directors, and in 1992 an employee stock purchase plan was established for all eligible employees. As a result of this long established policy, a substantial number of shares of Company Common Stock and Class A Common Stock are held by those currently employed in the business and by former Haverty Furniture Companies, Inc., employees.

         It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                    Executive Committee, Board of Directors

 Rawson Haverty, Chairman      John E. Slater, Jr.          Alex W. Smith
                Clarence H. Ridley             Frank S. McGaughey, Jr.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         The Company has selected a more specific peer index, the Nasdaq Home Furnishings Stores Index, for its performance graph presented in this proxy statement.

         In prior years, an index of all Nasdaq companies engaged in retail trade was used. The new peer index, shown in the first graph below, includes the 32 active Nasdaq U.S. issues as of December 30, 1994, which carry a Standard Industrial Classification (SIC) code of 5700-5799, defined as home furniture, furnishings and equipment stores. This group includes several retailers normally considered to be direct competitors of the Company.

         The Nasdaq Retail Trade Index previously used, as shown in the second graph below, is still an appropriate comparison; however, the Nasdaq Home Furnishings Stores Index should more directly reflect similar economic circumstances and common investment community perspective.

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the Nasdaq Home Furnishings Stores Index and the Nasdaq U.S. Companies Index for the period of five years commencing December 31, 1989, and ending December 31, 1994. The graph assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1989, and that all dividends were reinvested.



                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
                       NASDAQ HOME FURNISHINGS STORES AND
                         NASDAQ U.S. COMPANIES INDICES


HAVERTY FURNITURE COMPANIES, INC.
Information for 1995 Proxy Statement


$100 Value                                            1989      1990      1991       1992      1993      1994
- ----------                                            ----      ----      ----       ----      ----      ----
Haverty Furniture Companies, Inc. - Common Stock    $100.00    $ 74.95   $112.70   $189.92    $287.90  $201.31
Haverty Furniture Companies, Inc. - Class A Common   100.00      84.03    103.75    167.59     275.73   174.83
Nasdaq Home Furnishings Stores Index                 100.00      81.92    157.48    187.92     184.21   140.23
Nasdaq U.S. Companies Index                          100.00      84.92    136.28    158.58     180.93   176.91



Annual Return                                         1989      1990      1991       1992      1993      1994
- -------------                                         ----      ----      ----       ----      ----      ----

Haverty Furniture Companies, Inc. - Common Stock       N/A      -25%        50%       69%        52%     -30%
Haverty Furniture Companies, Inc. - Class A Common     N/A      -16%        23%       62%        65%     -37%
Nasdaq Home Furnishings Stores Index                   N/A      -18%        92%       19%        -2%     -24%
Nasdaq U.S. Companies, Index                           N/A      -15%        60%       16%        14%      -2%


         Set forth below is a line graph comparing, as in prior years, the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the Nasdaq Retail Trade Index and the Nasdaq U.S. Companies Index for the period of five years commencing December 31, 1989, and ending December 31, 1994. The graph assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1989, and that all dividends were reinvested.



                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                       HAVERTY FURNITURE COMPANIES, INC.
                            NASDAQ RETAIL TRADE AND
                         NASDAQ U.S. COMPANIES INDICES


HAVERTY FURNITURE COMPANIES, INC.
Information for 1995 Proxy Statement


$100 Value                                            1989      1990      1991       1992      1993      1994
- ----------                                            ----      ----      ----       ----      ----      ----
Haverty Furniture Companies, Inc. - Common Stock    $100.00    $ 74.95   $112.70   $189.92    $287.90  $201.31
Haverty Furniture Companies, Inc. - Class A Common   100.00      84.03    103.75    167.59     275.73   174.83
Nasdaq Retail Trade Index                            100.00      98.97    187.99    176.92     187.07   170.54
Nasdaq U.S. Companies Index                          100.00      84.92    136.28    158.58     180.93   176.91



Annual Return                                         1989      1990      1991       1992      1993      1994
- -------------                                         ----      ----      ----       ----      ----      ----

Haverty Furniture Companies, Inc. - Common Stock       N/A      -25%        50%       69%        52%     -30%
Haverty Furniture Companies, Inc. - Class A Common     N/A      -16%        23%       62%        65%     -37%
Nasdaq Retail Trade Index                              N/A       -1%        90%       -6%         6%      -9%
Nasdaq U.S. Companies, Index                           N/A      -15%        60%       16%        14%      -2%


                                AGENDA ITEM TWO

                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
            TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                            AND CLASS A COMMON STOCK

PROPOSED AMENDMENT

         At a meeting of the Board of Directors of the Company held on November 4, 1994, the directors approved an amendment to the Sixth Article of the Company's Articles of Incorporation, as amended, (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 50,000,000 shares, and to increase the number of authorized shares of Class A Common Stock from 5,000,000 to 15,000,000 shares. As of March 10, 1995, the Company had only 6,557,316 and 1,941,049 shares of authorized Common Stock and Class A Common Stock, respectively, remaining for future issuance. Of the remaining shares of Common Stock and Class A Common Stock available for issuance, 2,019,657 shares of Common Stock and 43,500 shares of Class A Common Stock are currently reserved for issuance pursuant to currently outstanding stock options. In addition, shares of the Class A Common Stock are convertible into shares of Common Stock on a share-for-share basis at the election of the holder; therefore, a sufficient number of shares of authorized Common Stock must be maintained for this purpose.

         The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders that there be a greater number of authorized and unissued shares available to give the Company the flexibility it needs to conduct its business and accommodate future growth. The Board of Directors believes that the proposed increase in authorized shares of Common Stock and Class A Common Stock is desirable to enhance the Company's flexibility in structuring its future capitalization, to meet financing needs for expansion and growth and for other corporate purposes which the Board may deem desirable. In connection therewith, the following resolution will be introduced at the Annual Meeting:

         "RESOLVED: the existing Sixth Article of the Articles of Incorporation is amended in the following respects:

         (a) Part I, subsection A and sub-subsection (1) are amended as follows:

                                     "SIXTH

                                       I

         The authorized capital of the Corporation shall consist of 66,000,000 shares and shall be represented by the following securities:

         A. 65,000,000 shares of $1 par value common stock divided into two classes as follows:

                 (1) 50,000,000 shares of $1 par value common stock designated as Common Stock and having the following attributes:"

         (b)     Part I, subsection A, sub-subsection (2) is amended as follows:

                 "(2)     15,000,000 shares of $1 par value common stock
         designated as Class A Common Stock and having the following attributes:"

         The Board of Directors recommends that stockholders approve the proposed amendment to the Company's Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its stockholders and its other constituencies. The purpose for the proposed increase in the number of shares of authorized Common Stock and Class A Common Stock is to ensure that additional shares of Common Stock and Class A Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors and permitted by the policies, rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"), including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. The Board of Directors believes that the availability of the additional shares of Common Stock and Class A Common Stock for such purposes without delay or the necessity for a special stockholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of the NASD or any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock and Class A Common Stock will also enable the Company to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock and Class A Common Stock is advisable. It is possible that shares of Common Stock and Class A Common Stock may be issued at a time and under circumstances which may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. If the proposed amendment is approved by stockholders, no further authorization for the issuance of the newly authorized Common Stock and Class A Common Stock will be solicited prior to such issuance.

         The Company has no current plans to issue any of the additional authorized shares of Common Stock or Class A Common Stock, should the proposed amendment be approved by the Company's stockholders.

         The proposed amendment to the Articles of Incorporation must be approved by the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

POLICY OF THE NASD RESPECTING SHAREHOLDER VOTING RIGHTS

         For approximately the past four years, Schedule D to the By-laws of the NASD has contained a rule or policy entitled "Prohibition Against Shareholder Disenfranchisement" which applies to companies whose securities are quoted on the NASDAQ National Market System (which includes the Company's Common Stock and Class A Common Stock). This policy has been recently modified by the NASD. In December 1994, the Securities and Exchange Commission approved proposed rule changes of the NASD, the New York Stock Exchange and the American Stock Exchange establishing a shareholder voting rights policy. The current NASD policy (entitled "Voting Rights") prohibits an issuer from issuing any class of security or taking other corporate action which has the effect of nullifying, restricting or disparately reducing the per share voting rights of the holders of an outstanding class of common stock of the issuer registered under Section 12 of the Securities Exchange Act of 1934, as amended. Prior to December 1994, under the NASD policy a company generally was prohibited from issuing additional shares of super-voting or higher voting stock unless the issuance did not further disenfranchise existing stockholders. In effect, a company's existing dual class capital structure was permitted only as to shares which were previously issued and were then outstanding in the market. Prior to December 1994, under the former NASD policy the Company was prohibited from issuing any additional shares of Class A Common Stock, which carries ten votes per share, as compared to the Common Stock, which carries one vote per share.

         The new NASD policy presumes that the following corporate actions would violate the voting rights policy of the NASD:

         (1) corporate action imposing restrictions on the voting power of outstanding shares of Common Stock based on either the number of shares held by the stockholder or the length of time such shares have been held by the stockholder;

         (2) the issuance of securities through an exchange offer for shares of an outstanding class of Common Stock of the issuer in which the securities issued have voting rights greater than or less than the per share voting rights of any outstanding class of Common Stock of the issuer; or

         (3) any issuance of securities pursuant to a stock dividend or other type of stock distribution in which the securities issued have voting rights greater than the per share voting rights of any outstanding class of Common Stock of the issuer.

         The following corporate actions are presumed not to violate the new NASD policy:

         (1) the issuance of securities pursuant to an initial registered public offering;

         (2) the issuance of any class of securities through a registered public offering with voting rights not greater than the per share voting rights of any outstanding class of Common Stock of the issuer;

         (3) the issuance of any class of securities to effect a bona fide merger or acquisition with voting rights not greater than the per share voting rights of any outstanding class of the Common Stock of the issuer; or

         (4) corporate action taken pursuant to state law under "control share acquisition" statutes (which condition the voting rights of a beneficial or record holder of a specified threshold percentage of a corporation's voting stock on the approval of the corporation's independent stockholders).

         The amended policy also contains additional guidelines to supplement and clarify the application of the policy to, among other things, (1) issuers with existing dual class structures, (2) review of past voting rights activities, and (3) foreign issuers. The policy specifies that the restriction against the issuance of super voting stock is primarily intended to apply to the issuance of a new class of super voting stock. Companies with existing dual class capital structures (including Haverty Furniture Companies, Inc.) would generally be permitted to issue additional shares of a class of existing super voting stock without conflict with the policy. According to an interpretive release of the Securities and Exchange Commission approving the new policy, the Commission stated "Under the policy, there will be no restrictions on the ability of a dual class company to issue additional shares of an existing class of higher voting stock in a capital-raising transaction, via a stock dividend, through the issuance of stock options, or in a stock split. Such a company would not be permitted however, to adopt a different capital structure that reduces or restricts voting rights, such as a time-phased voting plan, or the issuance of a third class of stock with greater voting rights than shares of any existing class."

         Under the amended policy it appears that the Company will be able to issue additional shares of Class A Common Stock in certain permitted capital-raising transactions, or through a stock dividend, the issuance of stock options or a stock split. As stated above, however, the Company has no current plans to issue any of the additional authorized shares of Common Stock or Class A Common Stock.

DESCRIPTION OF COMMON STOCK AND CLASS A COMMON STOCK

         The Company presently has authorized securities comprised of the following: (i) 15,000,000 shares of $1.00 par value Common Stock, of which 8,442,684 shares were outstanding as of March 10, 1995, (ii) 5,000,000 shares of $1.00 par value Class A Common Stock, of which 3,058,951 shares were outstanding as of March 10, 1995 and (iii) 1,000,000 shares of $1.00 par value Preferred Stock, none of which have been issued. The following descriptions of the Common Stock and Class A Common Stock are qualified in all respects by reference to the Articles of Incorporation and By-laws of the Company.

COMMON STOCK

         In all elections of directors, the holders of Common Stock are entitled, voting separately as a class, to elect 25% of the total number of directors of the Company. If such 25% is not a whole number, then the holders of Common Stock are entitled to elect the nearest higher whole number of directors that is at least 25% of the total membership of the Board of Directors. In all other matters, unless otherwise provided in the Articles of Incorporation or as provided by law, each share of the Common Stock has one vote and votes with all other classes of the common stock of the Company as a single class.

         The Common Stock is entitled to a dividend of at least 105% of any dividend paid on the shares of Class A Common Stock (except dividends payable in equity shares of the Company). The Board of Directors may declare and pay dividends on the Common Stock (except dividends payable in shares of Common Stock) without declaring dividends on the Class A Common Stock. If any dividend is declared and paid on the Class A Common Stock in shares of Common Stock or Class A Common Stock, a like dividend must be paid on the Common Stock in shares of Common Stock. The Company may not declare any dividend on shares of Common Stock payable in shares of Class A Common Stock. Shares of Common Stock are not convertible into any other class of equity securities of the Company.

         If, as of the record date of any stockholders' meeting at which directors are to be elected, the number of issued and outstanding shares of Common Stock constitutes less than 10% of the aggregate number of issued and outstanding shares of both Common Stock and Class A Common Stock, then all directors to be elected at such meeting will be elected by the holders of Common Stock and Class A Common Stock voting together as a single class; provided, however, that the holders of Common Stock will have one vote per share and the holders of Class A Common Stock will have ten votes per share with respect to such election.

CLASS A COMMON STOCK

         In all elections of directors, the holders of Class A Common Stock are entitled, voting separately as a class, to elect the number of directors of the Company which are not entitled to be elected by the holders of Common Stock (approximately 75%). In all other matters, unless otherwise provided in the Articles of Incorporation or as provided by law, each share of Class A Common Stock has ten votes and votes with all other classes of the common stock of the Company as a single class.

         The Class A Common Stock is convertible on a share-for-share basis into Common Stock at any time at the election of the holder.

         The Company may not declare any dividend on the Class A Common Stock (except dividends payable in equity securities of the Company), unless concurrently there is declared and paid on the Common Stock a dividend of not less than 105% of the amount of the dividend declared and paid on the Class A Common Stock. However, if the Company declares and pays a dividend on the Common Stock in shares of Common Stock, it must concurrently declare and pay a like dividend on the Class A Common Stock in shares of Common Stock or Class A Common Stock. The Company may not declare or pay any dividend in shares of Class A Common Stock on any equity securities of the Company other than Class A Common Stock.

         If, as of the record date for any stockholders' meeting at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock falls below 750,000, then those directors who would otherwise be elected by the holders of Class A Common Stock at such meeting as provided in the Articles of Incorporation will be elected by the holders of Class A Common Stock and Common Stock voting together as a single class; provided, however, that the holders of Class A Common Stock will have ten votes per share and the holders of Common Stock will have one vote per share with respect to such election.

GENERAL

         Except as described above, the Common Stock and Class A Common Stock rank pari passu and possess equal rights and privileges on a share-for-share basis, including any rights to liquidating or other distributions. Stockholders do not have cumulative voting rights, nor do they have preemptive or other rights to subscribe for additional shares of any voting securities of the Company. Upon liquidation, dissolution or winding-up of the Company subject to the preferential rights of any outstanding shares of Preferred Stock, the assets legally available for distribution to stockholders will be distributable ratably among the holders of the shares of all classes of common stock at that time outstanding. No classes of common stock will have any liability for further calls or assessments respecting such shares.

                              INDEPENDENT AUDITORS

         Ernst & Young were the independent auditors for the Company during the year ended December 31, 1994. The Company has been advised that no representative of Ernst & Young will be present at the Annual Meeting.
Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 1995, it is expected that Ernst & Young will be chosen.

                           INCORPORATION BY REFERENCE

         The consolidated financial statements of the Company at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, as well as the supplementary financial information and related Management's Discussion and Analysis of Financial Condition and Results of Operations, are incorporated herein by reference from the Company's 1994 Annual Report to Stockholders, which accompanies this Proxy Statement.

                           PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, P. O. Box 54678, Civic Center Station, Atlanta, Georgia 30379, no later than November 23, 1995.

                                 OTHER MATTERS

         At the date hereof, there are no other matters management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to management come before this meeting, those who shall act as proxies will vote in accordance with their judgment.

                                        By Order of the Board of Directors



                                        Christine M. Jones
                                        Vice President and Secretary



March 22, 1995
Atlanta, Georgia

                                                                                                                        APPENDIX A

PROXY - SOLICITED BY BOARD OF DIRECTORS            HAVERTY FURNITURE COMPANIES,INC.         1995 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes DENNIS L. FINK, CHRISTINE M.
JONES, WILLIAM J. REIF and A. DANA ATWELL, or any one of them, but if more than one present, a majority of them present, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the  name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on April 28, 1995, at the Harbor Court Hotel,
550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:


 PROPOSAL 1   1.      To elect nine directors of the Company for terms of one year, and until their successors are
 TO BE VOTED          elected and qualified:
 ON ONLY BY           / / FOR all nominees listed (except as marked to the contrary)          / / WITHHOLD AUTHORITY to vote for all
 HOLDERS OF                                                                                       nominees listed
   CLASS A                  Rawson Haverty       John E. Slater, Jr.  John Rhodes Haverty, M.D.    Clarence H. Smith   Fred J. Bates
COMMON STOCK                Lynn H. Johnston     Clarence H. Ridley   Rawson Haverty, Jr.          Frank S. McGaughey, III
                      (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
              -------------------------------------------------------------------------------------------------------------------
 PROPOSAL 2   2.      To elect four directors of the Company for terms of one year, and until their successors are elected and
 TO BE VOTED          qualified:
 ON ONLY BY           / / FOR all nominees listed (except as marked to the contrary)        / / WITHHOLD AUTHORITY to vote for all
 HOLDERS OF                                                                                      nominees listed
COMMON STOCK                Dr. Kenneth Black,  Jr.          William A. Parker, Jr.      Robert R. Woodson        L. Phillip Humann
                 (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
              -------------------------------------------------------------------------------------------------------------------
 PROPOSAL 3   3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of
    TO BE        Common Stock and Class A Common Stock as set forth in Agenda Item Two of the Proxy Statement.
  VOTED ON       / / FOR                 / / AGAINST                       / / ABSTAIN
   BY ALL
STOCKHOLDERS  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before
                 the meeting or any adjournment thereof.        (Continued and to be signed and dated on the reverse side)




PROXY - SOLICITED BY BOARD OF DIRECTORS                           (Continued from other side)    1995 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  THE
BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
PROPOSALS 1, 2 AND 3.


                                                                                       Please date and sign exactly as name(s)
                                                                                       appears on reverse side.  When signing as an
                                                                                       attorney, administrator, trustee or guardian,
                                                                                       please give full title as such.  If a
                                                                                       corporation, please sign in full corporate
                                                                                       name by President or other authorized
                                                                                       officer.  If a partnership, please sign in
                                                                                       partnership name by authorized person.  For
                                                                                       joint accounts, each joint owner should sign.

                                                                                       ___________________________________________
                                                                                       Signature
                                                                                       ___________________________________________
                                                                                       Signature

                                                                                       Date_______________________________________
